UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55275	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Park Place, Suite 1401
Newark, New Jersey 07102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2016, Neurotrope, Inc. (the “Company”) reached a settlement agreement (the “Settlement Agreement”) with Iroquois Master Fund Ltd. and certain of its affiliates (collectively, the “Investors”) to settle a proposed consent solicitation pertaining to the reconstitution of the Company’s Board of Directors (the “Board”). Pursuant to the Settlement Agreement, in consideration for Iroquois agreeing to discontinue its proposed consent solicitation to reconstitute the Board:

●	Board members Paul Freiman and Jay Haft agreed to resign from the Board of the Company, its subsidiaries and all committees thereof, effective immediately;
●	The Company’s Chief Executive Officer, Charles Ramat, shall enter into the Ramat Separation Agreement (as described below) with the Company pursuant to which he shall resign from the Board and all other positions that he holds with the Company, including Chief Executive Officer and President, on October 3, 2016 (unless the Board determines an earlier date) with Mr. Ramat remaining as a consultant to the Company until February 28, 2018;

●	The Board agreed to appoint each of Mr. Joshua Silverman and Dr. Kenneth J. Gorelick to the Board, effective immediately, each to serve in accordance with the Company’s By-laws until his respective successor is duly elected and qualified or until his earlier resignation or removal; and

●	The Company shall enter into a consulting agreement with SM Capital Management, LLC, a limited liability company owned and controlled by Mr. Joshua Silverman.

As described above, on August 4, 2016, the Company and Charles S. Ramat, the Company’s President and Chief Executive Officer, entered into a Separation Agreement (the “Ramat Separation Agreement”). Pursuant to the Ramat Separation Agreement which was mutually agreed upon by the Company and Mr. Ramat, Mr. Ramat agreed to resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company effective October 3, 2016 (the “Termination Date”) and the parties agreed that Mr. Ramat is being terminated without cause. Mr. Ramat will continue to receive his current salary and benefits through the Termination Date except that his salary shall be reduced by $10,000 per month. On the Termination Date, Mr. Ramat will receive a lump sum severance payment in the amount of $200,000, which is equal to the amount of severance he is entitled to receive if he is terminated by the Company for a reason other than cause or by him for good reason pursuant to his employment agreement with the Company. The Ramat Separation Agreement further provides that (a) the Consulting Agreement between Ramat Consulting Group and the Company, effective February 28, 2013, shall automatically be restored and become fully effective and reinstated on the same terms and conditions for the balance of its five year term, which shall expire on February 28, 2018, and pursuant to which consulting fees are to be paid at the rate of $50,000 per annum, payable monthly, and (b) on the Termination Date, Mr. Ramat’s (i) outstanding unvested stock options shall immediately vest, notwithstanding that Mr. Ramat, on the previously scheduled vesting dates, will no longer be an employee, director, or service provider to the Company, and (ii) vested options (including those whose vesting occurs pursuant the preceding clause) shall continue to be exercisable for a period of ten (10) years following the respective dates of grant of such options.

The Ramat Separation Agreement requires that Mr. Ramat remain as interim CEO of the Company for a transition period until October 3, 2016 (unless the Board determines an earlier date) and that he comply with certain confidentiality, mutual consent rights for press releases and other public communications, non-disparagement and non-solicitation restrictive covenants. The Ramat Separation Agreement also extends the non-competition provision contained in Mr. Ramat’s employment agreement notwithstanding the termination of Mr. Ramat’s employment without cause, except that he is permitted to participate in a business that is engaged in the development and/or sale of products using bryologs only for the indication of AIDS. The Ramat Separation Agreement also includes a mutual general release of claims and a requirement to obtain similar release agreements from Iroquois Master Fund Ltd. and certain other investors.

The foregoing summary of the Ramat Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Ramat Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the resignations of each of Mr. Freiman and Mr. Haft from the Board, the Company entered into Director Separation Agreements, dated August 4, 2016, with each of Mr. Freiman and Mr. Haft (the “Director Separation Agreements”). Pursuant to such Director Separation Agreements, each of Mr. Freiman and Mr. Haft’s (i) outstanding unvested stock options shall immediately vest, notwithstanding that such director, on the previously scheduled vesting dates, will no longer be an employee, director, or service provider to the Company, and (ii) vested options (including those whose vesting occurs pursuant the preceding clause) shall continue to be exercisable for a period of ten (10) years following the respective dates of grant of such options. The Director Separation Agreements also include mutual consent rights for press releases and other public communications, a non-disparagement provision and a mutual general release of claims.

The foregoing summary of each of the Director Separation Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Director Separation Agreements with each of Mr. Freiman and Mr. Haft, which are attached as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

In addition, on August 4, 2016, the Company entered into a consulting agreement with SM Capital Management, LLC (“SMCM”), a limited liability company owned and controlled by Mr. Joshua Silverman (the “Consulting Agreement”). Mr. Silverman was appointed to the Board on August 4, 2016. Pursuant to the Consulting Agreement, SMCM shall provide consulting services which shall include, but not be limited to, providing business development, financial communications and management transition services, for a one-year period, subject to annual review thereafter. SMCM’s annual consulting fee is $120,000, payable by the Company in monthly installments of $10,000. In addition, SMCM shall be reimbursed for (i) all pre-approved travel in connection with the consulting services to the Company, (ii) upon submission to the Company of appropriate vouchers and receipts, for all other out-of-pocket expenses reasonably incurred by SMCM in furtherance of the Company’s business and (iii) SMCM’s out-of-pocket legal and advisory fees in connection with SMCM’s recent involvement with the Company, including, but not limited to, expenses incurred in connection with the proposed consent solicitation and the Consulting Agreement, which reimbursement shall not exceed $50,000. In addition, the Consulting Agreement provides that effective immediately, Mr. Silverman shall be appointed as a member of the Board and that Mr. Silverman shall continue to be a member of the Board throughout the consulting term. The Consulting Agreement further provides that the Board and all applicable committees of the Board shall take all necessary actions to appoint Mr. Silverman as Chairman of the Board and as Chairman of the Audit Committee of the Board and that Mr. Silverman shall continue to serve as Chairman of the Board and Chairman of the Audit Committee throughout the consulting term. In addition, the Consulting Agreement provides that the Company shall take all actions within its control, including the recommendation of such director nominee by the Nominating and Governance Committee of the Board, to nominate and appoint one (1) additional member to the Board designated by Josh Silverman during the initial consulting term. The Company agreed to indemnify Mr. Silverman to the fullest and same extent as the Company provides indemnification to its directors from time to time under the Company’s Certificate of Incorporation, By-Laws and applicable law, and under the Company’s policies of Directors and Officers Liability Insurance. In addition, the Company agreed to provide compensation to Mr. Silverman in the same amounts as the Company provides to its non-employee directors for service in the capacity of a director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 1.01 above, pursuant to the Settlement Agreement, on August 4, 2016, (i) Board members Paul Freiman and Jay Haft resigned from the Board of the Company, its subsidiaries and all committees thereof, effective immediately and (ii) the Board appointed each of Mr. Joshua Silverman and Dr. Kenneth J. Gorelick to the Board, each to serve in accordance with the Company’s By-laws until his respective successor is duly elected and qualified or until his earlier resignation or removal . In addition, the Board appointed Mr. Silverman as Chairman of the Board and Chairman of the Audit Committee and Dr. Gorelick as a member of the Nominating and Governance Committee.

Except for the Settlement Agreement and the Consulting Agreement described in Item 1.01 above, there is no arrangement or understanding between either of Mr. Silverman or Mr. Gorelick and any other person pursuant to which either of Mr. Silverman or Mr. Gorelick was selected to serve as a director of the Company.

Except for the Settlement Agreement, the Consulting Agreement and the purchase of Series B Preferred Stock and Warrants by certain affiliates of Mr. Silverman pursuant to a Securities Purchase Agreement, dated November 13, 2015, as described below, there are not any transactions that would be reportable under Item 404(a) of Regulation S-K.

On November 13, 2015, American Capital Management, LLC, a retirement vehicle for the benefit of Mr. Silverman and others ("American Capital"), entered into a Securities Purchase Agreement with the Company pursuant to which American Capital purchased for an aggregate of $200,000 shares of Series B Preferred Stock convertible into 333,333 shares of common stock and certain warrants to acquire 1,666,665 shares of common stock at an exercise price of $0.80 per share.  Such warrants are subject to a conversion cap that precludes the holder thereof from converting such warrants to the extent that the holder would, after such exercise, beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) in excess of 9.99% of the shares of common stock outstanding.  In addition, American Capital entered into a Registration Rights Agreement, dated as of November 13, 2015, for the registration of the resale of the common stock issued or issuable in the private placement.

Consistent with the Company’s standard compensation arrangements for non-employee directors, each of Mr. Silverman and Mr. Gorelick will receive (i) an option to purchase, at an exercise price equal to the greater of $0.60 or the price at which the Company’s common stock closes on August 4, 2016, as reported by the OTCQB, up to 250,000 shares of the Company’s common stock for his service to the Company as a non-employee director, and (ii) an option to purchase, at an exercise price equal to the greater of $0.60 or the price at which the Company’s common stock closes on August 4, 2016, as reported by the OTCQB, up to 50,000 shares of the Company’s common stock for his service on a committee of the Board, all of such options to vest in equal daily installments over a five-year period beginning on the date of grant. The options are granted subject to a stock option agreement to be entered into by and between the Company and each director evidencing the granting of the options, substantially in the form of the Company’s standard form of stock option.

As described under Item 1.01 above, pursuant to the Ramat Separation Agreement, on October 3, 2016, Mr. Ramat will resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company effective October 3, 2016 but he will remain as a consultant to the Company until February 28, 2018.

In addition, in connection with the resignations of each of Mr. Freiman and Mr. Haft from the Board, the Company entered into the Director Separation Agreements, dated August 4, 2016, with each of Mr. Freiman and Mr. Haft.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Ramat Separation Agreement, the Director Separation Agreements and the Consulting Agreement is hereby incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Ramat Separation Agreement, dated August 4, 2016, between Neurotrope, Inc., Neurotrope Bioscience, Inc. and Charles S. Ramat.

10.2	Director Separation Agreement, dated August 4, 2016, between Neurotrope, Inc. and Paul E. Freiman.

10.3	Director Separation Agreement, dated August 4, 2016, between Neurotrope, Inc. and Jay M. Haft.
10.4	Consulting Agreement, dated August 4, 2016, between Neurotrope, Inc. and SM Capital Management, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: August 5, 2016	By: /s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer